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                                                                     Exhibit 1

                         PREFERRED STOCK INVESTMENT AGREEMENT


    PREFERRED STOCK INVESTMENT AGREEMENT ("Agreement") dated as of December
31, 1996 between Communication Intelligence Corporation, a Delaware corporation ("CIC"), and each person or entity listed as an investor on Schedule I attached to this Agreement (each individually an "Investor" and collectively the "Investors").

                                 W I T N E S S E T H:

    WHEREAS, CIC desires to sell and issue to the Investors, and the Investors wish to purchase from CIC, an aggregate of 450,000 shares of CIC's 5% Cumulative Convertible Preferred Stock, par value $0.01, having the rights, designations and preferences set forth in the Certificate of Designations of CIC (the "Designation") in the identical form and substance of Exhibit 2.1(c) attached hereto (the "Preferred Shares"), on the terms and conditions set forth herein; and

    WHEREAS, the Preferred Shares will be convertible into shares ("Common Shares") of common stock, par value $0.01, of CIC ("Common Stock"), pursuant to the terms of the Designation, and the Investors will have registration rights with respect to such Common Shares issuable upon conversion, pursuant to the terms of that certain Registration Rights Agreement to be entered into between CIC and the Investors substantially in the form of Exhibit 4.2(f) hereto ("Registration Rights Agreement"), and the Preferred Shares will be subject to certain rights of redemption of CIC and the Investors;

    NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                         PURCHASE AND SALE OF PREFERRED STOCK

    Section 1.1 PURCHASE AND SALE OF PREFERRED STOCK. Upon the following terms and conditions, CIC shall issue and sell to each Investor severally, and each Investor severally shall purchase from CIC, the number of Preferred Shares indicated next to such Investor's name on Schedule I attached hereto.

    Section 1.2 PURCHASE PRICE. The purchase price for the Preferred Shares (the "Purchase Price") shall be $25 per share.

    Section 1.3    THE CLOSING.   (a)  The closing of the purchase and sale of
the Preferred Shares (the "Closing"), shall take place at the offices of the Investors' counsel, at 10:00 am., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investors and CIC may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

    (b) On the Closing Date, CIC shall deliver to each Investor certificates (with the number of and denomination of such certificates reasonably requested by such Investor) representing the Preferred Shares purchased hereunder by such Investor registered in the name of such Investor or its nominee or deposit such Preferred Shares into accounts designated by such Investor, and such Investor shall deliver to CIC the Purchase Price for the number of Preferred Shares purchased by such Investor hereunder (i) by wire transfer in immediately available funds to an account designated in writing by CIC, and/or (ii) by transfer and delivery to CIC of the Swap Shares (as defined below), together with any certificates evidencing such Swap Shares and duly executed stock powers, as appropriate. CIC shall immediately cancel such Swap Shares upon receipt. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to CIC in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

    Section 1.4 SWAP SHARES. Upon Closing, CIC and each Investor paying the Purchase Price for Preferred Shares in whole or in part by delivering to CIC shares ("Swap Shares") of Common Stock issued to such Investor pursuant to a Subscription Agreement (each a "Subscription Agreement") dated in June, 1996 between CIC and such Investor in connection with the June 1996 Private Placement (as defined below) ("Swap Investors") acknowledge and agree that any and all rights with respect to such Swap Shares shall terminate, including without limitation any and all rights with respect to the June 1996 Private Placement to the extent relating to the Swap Shares and any and all agreements or instruments executed in connection therewith, including without limitation any rights under the Registration Rights Agreement dated in June, 1996 between CIC and such Investor with respect to such Swap Shares and any rights to acquire Extra Shares (as defined in the Subscription Agreement) with respect to the value of the Swap Shares (at $4.50 per share). Upon Closing, CIC and the Swap Investors acknowledge and agree that any and all rights under the Swap Shares and under agreements relating to the Swap Shares shall be null and void and of no further force and effect. CIC represents and warrants that as of the date hereof and the Closing Date no Extra Shares have been issued to any such Investor under any Subscription Agreement with respect to the value of the Swap Shares (at $4.50 per share). The term "June 1996 Private Placement" shall mean the private placement by CIC of 600,000 shares of Common Stock at $4.50 per share in June, 1996 to various investors pursuant to subscription agreements and registration rights agreements entered into between CIC and such investors in connection with such private placement. For purposes of Section 4.2(l) below, the term "November 1995 Private Placement" shall mean the private placement by CIC of 5,500,000 shares of Common Stock at $2.00 per share on or about November 28, 1995 to various investors pursuant to subscription agreements and registration rights agreements entered into between CIC and such investors in connection with such private placement.

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES

    Section 2.1 REPRESENTATIONS AND WARRANTIES OF CIC. CIC hereby makes the following representations and warranties to each of the Investors as of the date hereof and on the Closing Date:

    (a) ORGANIZATION AND QUALIFICATION. CIC is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. CIC does not have any direct or indirect subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto. CIC is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

    (b) AUTHORIZATION; ENFORCEMENT. (i) CIC has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by CIC and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares, and the resolutions contained in the Designation, have been duly authorized by all necessary corporate action, and no further consent or authorization of CIC or its Board of Directors or stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by CIC, and (iv) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of CIC enforceable against CIC in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

    (c) CAPITALIZATION. The authorized capital stock of CIC consists of 80,000,000 shares of common stock and 10,000,000 shares of preferred stock; there are 42,095,375 shares of common stock and no shares of preferred stock issued and outstanding. All of the outstanding shares of CIC's common stock have been validly issued and are fully paid and nonassessable. No Common Shares are entitled to preemptive rights; 12,917,857 Common Shares are entitled to registration rights; and there are outstanding options for 6,111,838 Common Shares and outstanding warrants for 3,830,000 Common Shares. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of CIC, or contracts, commitments, understandings, or arrangements by which CIC is or may become bound to issue additional shares of capital stock of CIC or options, warrants, scrip, rights to subscribe to, or commitments

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to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of CIC (except as contemplated by this Agreement or disclosed in the SEC Documents (as defined below)). Attached hereto as Exhibit 2.1(c) are true and correct copies of CIC's Certificate of Incorporation (the "Charter") and the Designation, each as in effect on the date hereof, and CIC has furnished or made available to the Investors true and correct copies of CIC's By-Laws, as in effect on the date hereof (the "By-Laws"). The Designation has been duly filed in the State of Delaware.

    (d) ISSUANCE OF COMMON SHARES. The Common Shares issuable upon conversion of the Preferred Shares pursuant to the Designation (the "Underlying Shares") are duly authorized and reserved for issuance and, upon such conversion in accordance with the Designation, such Underlying Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the NASDAQ Small Capitalization Market, and the holders of such Underlying Shares shall be entitled to all rights and preferences accorded to a holder of Common Shares. The outstanding Common Shares are currently listed on the NASDAQ Small Capitalization Market.

    (e) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by CIC and the consummation by CIC of the transactions contemplated hereby and thereby and the filing of the Designation do not and will not (i) result in a violation of CIC's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which CIC or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to CIC or any of its subsidiaries or by which any property or asset of CIC or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investors and not to CIC. The business of CIC and its direct and indirect subsidiaries is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. CIC is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement and the Designation or issue and sell the Preferred Shares in accordance with the terms hereof and issue the Underlying Shares upon conversion thereof, except for the registration provisions provided in the Registration Rights Agreement, provided that, for purposes of the representation made in this sentence, CIC is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

    (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock of CIC is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and CIC has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by CIC with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). CIC has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1995 and all annual SEC Documents filed with the SEC since December 31, 1994. CIC has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by CIC but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning CIC, and no event or circumstance has occurred which would require CIC to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of CIC included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of CIC as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    (g) PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Shares are currently traded is the NASDAQ Small Capitalization Market.

    (h) NO MATERIAL ADVERSE CHANGE. Since September 30, 1996, the date through which the most recent quarterly report of CIC on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to CIC or its subsidiaries, except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent to September 30, 1996 and except that since September 30, 1996 there has been a continuation of the losses reflected therein in an amount not exceeding $1,500,000 and if additional equity is not received or if revenues generated from sales do not increase, this would, among other things, affect CIC's ability to maintain its listing on the NASDAQ Small Capitalization Market.

    (i) NO UNDISCLOSED LIABILITIES. CIC and its direct and indirect subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of CIC's or its subsidiaries' respective businesses since September 30, 1996, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on CIC or its direct or indirect subsidiaries.

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    (j)  NO UNDISCLOSED EVENTS OR CIRCUMSTANCES.  No event or circumstance has occurred or exists with respect to CIC or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by CIC but which has not been so publicly announced or disclosed.

    (k) NO GENERAL SOLICITATION. Neither CIC, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf (including Libra Investments, Inc. ("Placement Agent")), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act")) in connection with the offer or sale of the Preferred Shares or Common Shares.

    (l) NO INTEGRATED OFFERING. Neither CIC, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares under the Act.

    (m) FORM S-3. CIC is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.

    (n) INTELLECTUAL PROPERTY. CIC (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. To its knowledge CIC and its subsidiaries have all intellectual property rights which are needed to conduct the business of CIC and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. CIC and its subsidiaries have no reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by CIC or its subsidiaries infringes upon or conflicts with any right of any third party, and neither CIC nor any of its subsidiaries has received notice of any such infringement or conflict. CIC and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

    (o) STANDOFF COMMITMENTS. CIC has received binding assurances from James Dao, Philip Sassower and CIC Standby Ventures, L.P., and CIC shall use its best efforts to promptly cause all of the other executive officers and directors of CIC to agree, that none of them will sell any Common Shares until the Restrictive Covenant Termination Date (as defined below), except that with the approval of the Chairman of the Board of CIC, such executive officers and directors may sell individually up to ten percent (10%) of their present holdings of Common Shares (including Common Shares to be received in the future upon the exercise of any presently held options, warrants, stock appreciation rights or the like), and may sell amounts in excess of 10% with the approval of a majority in interest of the holders of the outstanding Preferred Shares. CIC represents and warrants that such amount of present holdings of Common Shares is as set forth on Schedule 2.1(o) attached hereto.

    (p) NO LITIGATION. No litigation or claim (including those for unpaid taxes) against CIC or any of its subsidiaries is pending or, to CIC's knowledge, threatened, and no other event has occurred, which if determined adversely would have a Material Adverse Effect on CIC or would materially adversely affect the transactions contemplated hereby.

    (q) BROKERS. CIC has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Investor relating to this Agreement or the transactions contemplated hereby, except for amounts owing to the Placement Agent, which amounts shall be paid by CIC.

    Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors, severally and not jointly, hereby makes the following representations and warranties to CIC as of the date hereof and on the Closing
Date:

    (a) AUTHORIZATION; ENFORCEMENT. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Preferred Shares being sold hereunder, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

    (b) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not
(i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement or the Registration Rights Agreement.

    (c) INVESTMENT REPRESENTATION. Such Investor is purchasing the Preferred Shares for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Preferred Shares and such Investor has no present arrangement (whether or not legally binding) to sell the Preferred Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

    (d) ACCREDITED INVESTOR. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Preferred Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of CIC's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Preferred Shares pursuant hereto. Such Investor acknowledges that no representation or warranty is made by the Placement Agent or any persons representing the Placement Agent with respect to CIC or the sale of the Preferred Shares.

    (e) RULE 144. Such Investor understands that there is no public trading market for the Preferred Shares, that none is expected to develop, and that the Preferred Shares must be held indefinitely unless such Preferred Shares are converted or registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

    (f) BROKERS. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by CIC relating to this Agreement or the transactions contemplated hereby, except for amounts owing to the Placement Agent, which amounts shall be paid by CIC.

    (g) RELIANCE BY CIC. Such Investor understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that CIC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Preferred Shares.


                                     ARTICLE III

                                      COVENANTS

    Section 3.1 REGISTRATION AND LISTING. Until such time as no Preferred Shares are outstanding or, if earlier, until the Forced Conversion Date (as defined in the Designation), CIC will cause the Common Shares to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares are outstanding or, if earlier, until the Forced Conversion Date, CIC shall, to the extent permitted by the rules of NASDAQ, continue the listing or trading of the Common Shares on the NASDAQ Small Capitalization Market or National Market and comply in all respects with CIC's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ and any exchange or market where the Common Shares are then traded. CIC shall cause the Underlying Shares to be listed on the NASDAQ Small Capitalization Market or National Market or such other market on which the Common Shares are then trading if traded on the New York Stock Exchange or American Stock Exchange, prior to the Conversion Commencement Date. As used herein and in the Registration Rights Agreement and the Designation, the term "Effective Registration" shall mean that all registration obligations of CIC pursuant to the Registration Rights Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Common Shares issuable upon conversion of the Preferred Shares is current and such Common

Shares are listed for trading on the NASDAQ Small Capitalization or National Market, or such other market on which the Common Shares are then trading if traded on the New York Stock Exchange or American Stock Exchange, and such trading has not been suspended for any reason, and none of CIC or any direct or indirect subsidiary of CIC is subject to any bankruptcy, insolvency or similar proceeding.

    Section 3.2 CERTIFICATES ON CONVERSION. Upon any conversion by an Investor (or then holder of Preferred Shares) of the Preferred Shares pursuant to the Designation, CIC shall issue and deliver to such Investor (or holder) within three (3) days of the Conversion Date (as defined in the Designation) a new certificate or certificates for the number of Preferred Shares which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to CIC in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

    Section 3.3 REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

    Section 3.4 EXPENSES. CIC shall pay, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of Kleinberg, Kaplan, Wolff & Cohen, P.C., up to a maximum amount of $100,000, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Designation and the related agreements and documents and the transactions contemplated hereunder and thereunder. At Closing CIC shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, CIC shall promptly pay such deficiency upon receipt of an invoice regarding same. CIC shall pay all fees and/or commissions payable to the Placement Agent in connection with the transactions contemplated hereby and the agreements and documents related hereto. The Placement Agent's compensation shall be (i) a cash payment of 6% of the aggregate gross proceeds received by CIC from the sale of the Preferred Shares hereunder and (ii) the issuance to the Placement Agent by CIC of warrants to purchase 30,000 shares of CIC's Common Stock for each $1,000,000 of aggregate gross proceeds received by CIC from the sale of the Preferred Shares hereunder (with an exercise price equal to the lesser of $2.50 per share or the closing price of CIC's Common Stock as reported on the NASDAQ Small Capitalization Market on the Closing Date).

    Section 3.5 SECURITIES COMPLIANCE. CIC shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, the Designation and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder and the Common Shares issuable upon conversion thereof.

    Section 3.6 INTERCOMPANY TRANSACTIONS. Until the Restrictive Covenant Termination Date (as defined below) and except for up to $2,000,000 of funds required in connection with payments to the China Joint Venture (as described in the SEC Documents) and strategic alliances with other unrelated entities: (i) any monies or assets paid or transferred from CIC to any direct or indirect subsidiary of CIC for any reason whatsoever shall be treated and deemed as a loan from CIC to such subsidiary; (ii) any monies or assets paid or transferred from any direct or indirect subsidiary of CIC to CIC for any reason whatsoever shall be treated and deemed as a dividend and/or distribution from such subsidiary to CIC; (iii) CIC shall not issue or transfer any of its shares of Common Stock to any direct or indirect subsidiary; and (iv) CIC shall not, and shall cause its direct and indirect subsidiaries not to, without the prior written consent of a majority in interest of the holders of Preferred Shares, create any new subsidiaries. The term "Restrictive Covenant Termination Date" shall mean the date which is the earlier of (i) the date which is the last day of the 13th fiscal month following the Closing Date ("Maximum Restrictive Covenant Termination Date"), or (ii) such date on which all the Preferred Shares have been converted for Common Shares, provided that the Maximum Restrictive Covenant Termination Date shall not occur until such time as CIC has performed all material obligations under this Agreement, the Registration Rights Agreement and the Designation which were required under the terms hereof or thereof to have been so performed, and provided further that the Maximum Restrictive Covenant Termination Date shall be deferred one day for each day that there is no Effective Registration after the date which is six (6) months following the Closing Date.

    Section 3.7 DIVIDENDS OR DISTRIBUTIONS. Until the Restrictive Covenant Termination Date, CIC agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Shares, (b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of CIC either junior to or on parity with the Preferred Shares, or (c) authorize or issue any other equity security senior to the Preferred Shares.

    Section 3.8 NO SENIOR SECURITIES. Until the Restrictive Covenant Termination Date, CIC agrees that neither CIC nor any direct or indirect subsidiary of CIC shall (i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, or permit any liens, claims or encumbrances to exist against CIC or any direct or indirect subsidiary of CIC or any of their assets, except for trade payables incurred in the ordinary course of business consistent with past practices and except for a working capital facility in form and substance and with a lender reasonably satisfactory to the Investors, which working capital facility shall not exceed $10,000,000, or (ii) issue any shares of its preferred stock or any securities convertible into its preferred stock without prior written approval of such preferred stock (or convertible security) issuance by a majority in interest of the holders of outstanding Preferred Shares, except for preferred stock which is junior to or on parity with the Preferred Shares in all respects.

    Section 3.9 NOTICES. CIC agrees to provide all holders of Preferred Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Shares, contemporaneously with the delivery of such notices or information to such Common Share holders.

    Section 3.10 USE OF PROCEEDS. Until the Restrictive Covenant Termination Date, CIC agrees that the proceeds received by CIC from the sale of the Preferred Shares hereunder shall be used for working capital purposes (including the funding of up to $2,000,000 for the China Joint Venture and strategic alliances with other unrelated entities).

    Section 3.11 OTHER OFFERINGS; RIGHT OF FIRST REFUSAL; CONVERSION PRICE ADJUSTMENT; MORE FAVORABLE FINANCING.

         (a) OTHER OFFERING. Notwithstanding anything contained herein, in the event that CIC issues or sells, or proposes to issue or sell, any Common Shares or any of its securities which are directly or indirectly convertible into or exchangeable for Common Shares, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of Common Shares (other than shares or options issued or which may be issued pursuant to CIC's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date listed in the SEC Documents), then such Common Shares so issued or sold and such Common Shares so issuable upon conversion or exchange of other securities shall be subject to a "lock-up" provision in form and substance reasonably acceptable to the Investors pursuant to which such Common Shares may not be sold by any holder thereof until the date ("Lock-Up Date") which is three (3) months following the Conversion Commencement Date (as defined in the Designation), provided that the Lock-Up Date shall be deferred by 1.5 days for each day that there is no Effective Registration or there is not a sufficient amount of Common Shares available for conversion of all outstanding Preferred Shares at any time on and after the Conversion Commencement Date, and provided further that such Common Shares may be sold in a private transaction so long as each successive transferee of such Common Shares is subject to such lock-up provision.

         (b) RIGHT OF FIRST OFFER. Until the Restrictive Covenant Termination Date, CIC shall not (i) offer, sell, contract to sell or otherwise issue or deliver or dispose of any debt or any Common Shares or other equity securities or any securities which are convertible into or exchangeable for its Common Shares or other equity securities or any convertible security, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of Common Shares or other equity securities (other than in a bona-fide underwritten primary public offering and other than shares or options issued or which may be issued pursuant to CIC's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date listed in the SEC Documents), or (ii) obtain any financing from any third party (excluding trade payables incurred in the ordinary course of business consistent with past practices), unless such offer, sale, issuance or financing ("Financing Transaction") is first offered to the Investors. CIC shall make such offer by providing each Investor with written notice of CIC's intention to enter into the Financing Transaction together with a term sheet containing the economic terms and significant provisions of the Financing Transaction and any other information reasonably requested by the Investors (the "Offer"). Such Offer shall be given with respect to each Financing Transaction contemplated by CIC. The Investors shall have ten (10) business days from receipt of the Offer to deliver a written notice to CIC that the Investors wish to accept the Offer (subject to satisfactory due diligence and reasonably acceptable definitive documentation) for the Financing Transaction. If the Investors reject the Offer or fail to respond within such ten (10) business day period, then CIC shall be permitted to complete such Financing Transaction without the Investors on terms and conditions substantially the same as those contained in the Offer. If any

Financing Transaction is contemplated on terms and conditions not substantially the same as those contained in the Offer or with proposed definitive documentation not substantially the same as that proposed by CIC with respect the Offer, then such Financing Transaction shall be deemed a new Financing Transaction and the Investors shall again be entitled to receive an Offer for such Financing Transaction on such new terms and conditions (and/or with such new definitive documentation if applicable). If the Investors accept the Offer but fail to close the Financing Transaction within twenty (20) business days of acceptance of the Offer for any reason other than any breach by CIC of its obligations hereunder, any delay by CIC or reasonable delay in connection with execution of definitive documentation, failure of the parties to reasonably agree on definitive documentation or reasonable dissatisfaction by the Investors with their due diligence examination, the Offer to the Investors shall terminate and the Investors shall not be entitled to receive any Offer in any future Financing Transaction, this being in addition to any other rights or remedies CIC may have against the Investors for their failure to close such Financing Transaction. As among the Investors, each Investor shall have the right to participate in the Offer to the full extent of the Offer, provided that if such Offer is oversubscribed by the Investors, each Investor shall only be entitled to participate in the Offer up to its pro rata share.

    Section 3.12 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. CIC shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares, CIC will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, CIC agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares such number of authorized but unissued Common Shares that is the greater of (A) 20,000,000 or (B) 1.5 times the number as shall from time to time be sufficient to effect conversion of all outstanding Preferred Shares at the Conversion Price as provided in Section 4(b) of the Designation, which 20,000,000 figure may be reduced by the number of Common Shares actually delivered pursuant to conversion of Preferred Shares under the Designation and shall be appropriately and equitably adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all the then outstanding Preferred Shares, the Investors shall be entitled to the redemption rights provided in the Registration Rights Agreement.

    Section 3.13 BOARD POSITIONS. So long as any Preferred Shares are outstanding, if the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective within 180 days of the Closing Date, CIC shall use its best efforts to nominate and cause the election of a person designated by the holders of a majority of the Preferred Stock then outstanding to serve on the Board of Directors of CIC until the Restrictive Covenant Termination Date. CIC represents, warrants and covenants that it has the authority and ability to, and shall, increase the size of the Board of Directors of CIC if necessary to comply with the provisions of this paragraph.

    Section 3.14 INVESTOR COMMON STOCK SALES. Each Investor covenants and agrees that if such Investor gives a Conversion Notice (as defined in the Designation) pursuant to Section 4(b)(i)(y) under the Designation, then such Investor, during the three (3) trading days prior to such Conversion Notice, shall not have sold long any shares of Common Stock which were not acquired by any conversion of any Preferred Shares.

                                      ARTICLE IV

                                      CONDITIONS

    Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF CIC TO SELL THE PREFERRED SHARES. The obligation hereunder of CIC to issue and/or sell the Preferred Shares to the Investors is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for CIC's sole benefit and may be waived by CIC at any time in its sole discretion.

    (a) ACCURACY OF THE INVESTORS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

    (b) PERFORMANCE BY THE INVESTORS. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

    (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Designation.

    Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO PURCHASE THE PREFERRED SHARES. The obligation hereunder of each Investor to acquire and pay for the Preferred Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investors' sole benefit and may be waived by the Investors at any time in their sole discretion.

    (a) ACCURACY OF CIC'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of CIC shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

    (b) PERFORMANCE BY CIC. CIC shall have performed all agreements and satisfied all conditions required to be performed or satisfied by CIC at or prior to the Closing.

    (c) NASDAQ. From the date hereof to the Closing Date, trading in CIC's Common Shares shall not have been suspended by the SEC or the NASDAQ Small Capitalization Market, and trading in securities generally as reported by NASDAQ shall not have been suspended or limited, and the Common Shares shall not have been delisted from any exchange or market where they are currently listed, and the market value of the outstanding Common Shares shall not have decreased below $1.75 per share.

    (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Designation.

    (e) OPINION OF COUNSEL. At the Closing the Investors shall have received an opinion of counsel to CIC in the form attached hereto and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

    (f) REGISTRATION RIGHTS AGREEMENT. CIC and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

    (g) FULL SUBSCRIPTION. At least 432,000 Preferred Shares shall have been purchased in the aggregate by the Investors pursuant to this Agreement.

    (h) ADVERSE CHANGES. Since September 30, 1996, no event which had or is likely to have a Material Adverse Effect on CIC or any of its direct or indirect subsidiaries shall have occurred.

    (i) OFFICER'S CERTIFICATE. CIC shall have delivered to the Investors a certificate in form and substance reasonably satisfactory to the Investors, executed by an officer of CIC, certifying as to satisfaction of closing conditions, incumbency of signing officers, charter, by-laws, good standing and authorizing resolutions of CIC.

    (j) DESIGNATION FILED. The Investors shall have received copies of the filed Designation.

    (k) STANDOFF COMMITMENTS. The Investors shall have received copies of the standoff commitments from James Dao, Philip Sassower and CIC Standby Ventures, L.P. as set forth in Section 2.1(o) hereof.

    (l) PRIOR PRIVATE PLACEMENTS. The registration statement with respect to the November 1995 Private Placement and the June 1996 Private Placement shall have been declared effective, the "Pricing Period" under the subscription agreements for such private placements shall have been fixed, and the "Average Sales Price" under the subscription agreements for such private placements shall not be less than $1.75 per share.

                                      ARTICLE V

                                   LEGEND AND STOCK

    Each certificate representing the Preferred Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
    STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

    CIC agrees to reissue certificates representing the Preferred Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares pursuant to Rule 144(k) under the Act, (ii) such Preferred Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to CIC and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such Preferred Shares are registered under the Act.

    Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Preferred Shares shall bear a legend in the same form as the legend on the Preferred Shares indicated above. Upon such Registration Statement becoming effective, CIC agrees to promptly, but no later than three
(3) business days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued pursuant to conversion of Preferred Shares after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders.


                                      ARTICLE VI

                                     TERMINATION

    Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of CIC and the Investors.

    Section 6.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors of CIC or by a majority in interest of the Investors at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.

                                     ARTICLE VII

                                    MISCELLANEOUS

    Section 7.1 STAMP TAXES; PLACEMENT AGENT FEES. CIC shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares pursuant hereto and the Common Shares issued upon conversion thereof. CIC shall be responsible for timely paying the compensation due to the Placement Agent in connection with the transactions contemplated hereby.


    Section 7.2    SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION.

    (a) CIC and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

    (b) CIC and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. CIC and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

    Section 7.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Registration Rights Agreement and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither CIC nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. Notwithstanding the foregoing, any of CIC's obligations under Sections 3.1, 3.6, 3.7, 3.8, 3.10, 3.11 and 3.13 above may be waived from time to time in whole or in part by the affirmative vote of a seventy-five percent (75%) majority-in-interest of the holders of Preferred Shares, provided, however, that holders of Preferred Shares who are affiliates of CIC (and CIC itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding.

    Section 7.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such mailing. The addresses for such communications shall be:

         to CIC:             Communication Intelligence Corporation
                             275 Shoreline Drive
                             Redwood Shores, California  94065
                             Fax: (415) 802-7888
                             Attn:  Frank Dane, Vice President and
                             Secretary

         with copies to:     Donald J. Bezahler, Esq.
                             Baer, Marks & Upham LLP
                             805 Third Avenue, 20th Floor
                             New York, New York 10022
                             Fax: (212) 702-5941;5810

         to the Investors:   To each Investor at the address and/or fax number
                             set forth on Schedule I of this Agreement.

         with copies to:     Kleinberg, Kaplan, Wolff & Cohen, P.C.
                             551 Fifth Avenue
                             New York, New York 10176
                             Fax: (212) 986-8866
                             Attn:  Stephen M. Schultz

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

    Section 7.5 INDEMNITY. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

    Section 7.6 WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

    Section 7.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    Section 7.8 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. CIC may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that CIC may assign this Agreement in connection with the sale of all or substantially all of its assets provided that CIC is not released from any of its obligations hereunder, such assignee assumes all obligations of CIC hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement and the Designation to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Designation. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of CIC in connection with any sale or transfer all or any portion of the Preferred Shares held by such Investor, provided that no Investor may assign this Agreement prior to the Closing Date without CIC's prior written consent except to an affiliate or affiliates of such Investor.

    Section 7.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    Section 7.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

    Section 7.11 SURVIVAL. The representations and warranties and the agreements and covenants of CIC and each Investor contained herein shall survive the Closing.

    Section 7.12 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

    Section 7.13 PUBLICITY. CIC agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

    Section 7.14 SEVERABILITY. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

    Section 7.15 LIKE TREATMENT OF HOLDERS. Neither CIC nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemptions or exchange of Preferred Shares, or otherwise, to any holder of Preferred Shares, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Preferred Shares or this Agreement or the Registration Rights Agreement, unless such consideration is required to be paid to all holders of Preferred Shares bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Preferred Shares for redemption or exchange. CIC shall not, directly or indirectly, redeem any Preferred Shares unless such offer of redemption is made pro rata to all holders of Preferred Shares on identical terms.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                   CIC:

                   COMMUNICATION INTELLIGENCE CORPORATION


                   By:   /s/James Dao
                        -----------------------------------------
                        Name:   James Dao
                        Title:   Chief Executive Officer


                   INVESTORS:


                   ANVIL INVESTMENT PARTNERS, L.P.
                   By:  Anvil Investors, Inc., as general partner


                        By:  /s/Mark S. Zucker
                           --------------------------------------
                             Name:   Mark S. Zucker
                             Title:   President


                   OTATO LIMITED PARTNERSHIP


                   By:   /s/Richard M. Cayne
                       ------------------------------------------
                   Name:   Richard M. Cayne
                   Its:    General Counsel for OTA Grand Cayman
                            General Partner for OTATO Limited Partnership


                   PRAIRIE PATH CORPORATION



                   By:  /s/Cathleen S. McKinzie
                       ------------------------------------------
                   Name:   Cathleen S. McKinzie
                   Title:   Vice President

                   GLOBAL BERMUDA LIMITED PARTNERSHIP
                   By:  Global Capital Management, Inc.,
                   Its: General Partner


                        By:  /s/Richard J. Emmerich
                            ------------------------------------
                             Name:   Richard J. Emmerich
                             Title:   President


                   MERCED PARTNERS LIMITED PARTNERSHIP
                   By:  Global Capital Management, Inc.,
                   Its: General Partner


                        By:   /s/Richard J. Emmerich
                            ------------------------------------
                             Name:   Richard J. Emmerich
                             Title:   President


                   LAKESHORE INTERNATIONAL LTD.
                   By:  Global Capital Management, Inc.
                   Its: Investment Manager



                        By:  /s/Richard J. Emmerich
                            -------------------------------------
                             Name:   Richard J. Emmerich
                             Title:   Director


                   ELLIOTT ASSOCIATES, L.P.


                   By:   /s/Paul E. Singer
                        ------------------------------------------
                        Name:  Paul E. Singer
                        Its:    General Partner


                   WESTGATE INTERNATIONAL, L.P.
                   By:  MARTLEY INTERNATIONAL, INC.,
                        as Attorney-In-Fact


                        By:    /s/Paul E. Singer
                             -------------------------------------
                        Name:  Paul E. Singer
                        Its:    President

                   JMG CAPITAL PARTNERS, L.P.


                   By:   /s/Jonathan Glaser
                       ----------------------------------------------
                   Name:  Jonathan Glaser
                   Its:   General Partner


                   RAVICH REVOCABLE TRUST OF 1989


                   By:   /s/Jess Ravich
                       ----------------------------------------------
                   Name:  Jess Ravich
                   Its:    Trustee


                   NAVESINK INVESTMENT FUND LDC


                   By:    /s/John Burke
                       ----------------------------------------------
                   Name:    John Burke
                   Title:    Managing Member


                   CERBERUS PARTNERS, L.P.
                   By:  Cerberus Associates, L.P., as General Partner


                        By:   /s/Stephen Feinberg
                            -----------------------------------------
                        Name:  Stephen Feinberg
                        Title: General Partner


                   CERBERUS INTERNATIONAL, LTD


                   By:   /s/Stephen Feinberg
                       ----------------------------------------------
                   Name:   Stephen Feinberg
                   Title:  Investment Advisor